Exhibit 17.1

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the Proxy Card below.
3) Sign and date the Proxy Card.
4) Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	<XXXXX>1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

Proposal 1. To approve or disapprove proposed Agreements and Plans of Reorganization pursuant to which Federated MDT Large Cap Value Fund, a new series of the Federated MDT Equity Trust created to be the surviving fund in this reorganization (Surviving Fund) would first acquire all of the assets of an existing fund by the same name (“FMLCV”) (subject to the stated liabilities accrued and reflected in the books and records and net asset value of FMLCV) and then acquire all or substantially all of the assets of Federated Clover Value Fund (“FCVF”) in exchange for Class A Shares, Class B Shares, Class C Shares, Class R Shares, Institutional Shares, Service Shares and Class R6 Shares of the Surviving Fund to be distributed pro rata by FMLCV and FCVF to their shareholders of Class A Shares, Class B Shares, Class C Shares, Class R Shares, Institutional Shares, Service Shares and Class R6 Shares, respectively (as applicable), in complete liquidation and dissolution of both FMLCV and FCVF;	For	Against	Abstain

Any such vote in FAVOR or AGAINST the Proposal will authorize the persons named as proxies to vote accordingly in FAVOR or AGAINST any adjournment of the Special Meeting.

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

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FEDERATED MDT LARGE CAP VALUE FUND

SPECIAL MEETING OF SHAREHOLDERS — November 6, 2017

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated MDT Large Cap Value Fund (the “Fund”), hereby revoking any proxy heretofore given, designate and appoint George Magera, Kary Moore, Edward Bartley, Maureen Ferguson and Erin Dugan, as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on November 6, 2017 at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at 10:00 a.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. No business other than the matters described on the reverse side is expected to come before the Special Meeting, but should any other matter requiring a vote of shareholders arise, the attorneys named will vote on such matters according to their best judgment in the interests of the Fund. With respect to any question as to an adjournment or postponement of the Special Meeting, the attorneys named will vote AGAINST such an adjournment those proxies that are required to vote against the proposal and will vote in FAVOR of such an adjournment all other proxies that they are authorized to vote.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.